Exhibit 99.1

EastGroup Properties Announces
First Quarter 2026 Results

Quarter Highlights

•Net Income Attributable to Common Stockholders of $1.77 Per Diluted Share for First Quarter 2026 Compared to $1.14 Per Diluted Share for First Quarter 2025 (Gains on Sales of Real Estate Investments were $25 Million, of $0.46 Per Diluted Share, in First Quarter 2026; There Were No Sales in First Quarter 2025)
•Funds from Operations (“FFO”), Excluding Gain on Involuntary Conversion and Business Interruption Claims, of $2.30 Per Diluted Share for First Quarter 2026 Compared to $2.12 Per Diluted Share for First Quarter 2025, an Increase of 8.5%
•Same Property Net Operating Income for the Same Property Pool, Excluding Income From Lease Terminations, Increased 7.5% on a Straight-Line Basis and 9.2% on a Cash Basis for First Quarter 2026 Compared to the Same Period in 2025
•Operating Portfolio was 96.5% Leased and 95.9% Occupied as of March 31, 2026; Average Occupancy of Operating Portfolio was 96.1% for First Quarter 2026 as Compared to 95.8% for First Quarter 2025
•Rental Rates on New and Renewal Leases Increased an Average of 36.8% on a Straight-Line Basis
•Acquired an Operating Property in Jacksonville Containing 177,000 Square Feet for Approximately $38 Million
•Sold an Operating Property in Fresno Totaling 398,000 Square Feet for Approximately $37 Million (Gains of $25 Million Not Included in FFO)
•Raised Approximately $120 Million Pursuant to the Company’s Continuous Common Equity Offering Program at a Weighted Average Price of $194.25
•Transferred Two Development Projects Containing 562,000 Square Feet to the Operating Portfolio
•Started Construction of Four Development Projects, Including an Expansion of a Current Building, Totaling 586,000 Square Feet with Projected Total Costs of Approximately $84 Million
•Signed 11 Leases on Active Development and First Generation Development Properties From January 1, 2026 through April 21, 2026, Totaling Approximately 813,000 Square Feet

JACKSON, MISSISSIPPI, April 22, 2026 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three months ended March 31, 2026.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “I’m pleased with how we began the year in terms of FFO per share exceeding our expectations, as well as the development leases we signed. With limited supply and anticipated growing demand, we are excited about our pathway. Looking beyond this environment, I remain bullish on the continuing external trends benefitting our shallow bay, last mile, high-growth market portfolio.”

Reid Dunbar, President, added, “Our solid first quarter results reflect the strength and focus of our teams in the field, who continued to execute at a high level amid ongoing global uncertainty. Executive leadership transitions are progressing smoothly, and we are pleased with the momentum we’ve built to start the year.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | www.EastGroup.net

EARNINGS PER SHARE

Three Months Ended March 31, 2026
On a diluted per share basis, earnings per common share (“EPS”) were $1.77 for the three months ended March 31, 2026, compared to $1.14 for the same period of 2025. The increase in EPS was primarily due to the following:

•The Company’s property net operating income (“PNOI”) was $140,020,000 ($2.61 per diluted share) for the three months ended March 31, 2026, as compared to $126,178,000 ($2.43 per diluted share) for the same period of 2025, which was an increase of $0.18 per diluted share.
•EastGroup recognized gains on sales of real estate investments of $24,885,000 ($0.46 per diluted share) during the three months ended March 31, 2026. There were no sales during the three months ended March 31, 2025.

The increase in EPS was partially offset by the following:

•Depreciation and amortization expense was $55,497,000 ($1.04 per diluted share) for the three months ended March 31, 2026, as compared to $52,520,000 ($1.01 per diluted share) for the same period of 2025, which was an increase of $0.03 per diluted share.
•Interest expense was $9,079,000 ($0.17 per diluted share) for the three months ended March 31, 2026, as compared to $8,025,000 ($0.15 per diluted share) for the same period of 2025, which was an increase of $0.02 per diluted share.
•Weighted average shares outstanding increased by 1,518,000 shares on a diluted basis for the three months ended March 31, 2026, as compared to the same period of 2025.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

Three Months Ended March 31, 2026
For the three months ended March 31, 2026, funds from operations attributable to common stockholders (“FFO”) were $2.34 per diluted share compared to $2.15 per diluted share during the same period of 2025, an increase of 8.8%.

FFO, Excluding Gain on Involuntary Conversion and Business Interruption Claims, was $2.30 per diluted share for the three months ended March 31, 2026, compared to $2.12 per diluted share for the same period of 2025, an increase of 8.5%.

PNOI increased by $13,842,000, or 11.0%, during the three months ended March 31, 2026, compared to the same period of 2025. PNOI increased $8,783,000 due to same property operations (based on the same property pool), $2,703,000 due to newly developed and value-add properties, and $2,658,000 due to 2025 and 2026 acquisitions.

Same PNOI, Excluding Income from Lease Terminations, increased 7.5% on a straight-line basis for the three months ended March 31, 2026, compared to the same period of 2025; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 9.2%.

On a straight-line basis, rental rates on new and renewal leases signed during the three months ended March 31, 2026 (representing 3.3% of our total square footage) increased an average of 36.8%.

The same property pool for the three months ended March 31, 2026 includes properties which were included in the operating portfolio for the entire period from January 1, 2025 through March 31, 2026; this pool is comprised of properties containing 58,315,000 square feet.

FFO, FFO Excluding Gain on Involuntary Conversion and Business Interruption Claims, PNOI, and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO and FFO, Excluding Gain on Involuntary Conversion and Business Interruption Claims, are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | www.eastgroup.net

ACQUISITIONS AND DISPOSITIONS

As previously announced, in February 2026, the Company closed on the acquisition of Legend Point Logistics Crossing 2 & 3 in Jacksonville for $38,130,000. The property includes two buildings totaling 177,000 square feet which are 100% leased to five tenants.

Also, as previously announced, in February 2026, the Company closed on the disposition of Shaw Commerce Center in Fresno, California containing six buildings totaling 398,000 square feet, representing the Company’s exit from the Fresno market. The property was sold for $37,000,000 resulting in a gain of $24,885,000.

Subsequent to March 31, 2026, EastGroup sold Beach Commerce Center, a 46,000 square foot building in Jacksonville. The property was sold for approximately $7,000,000 resulting in a gain of approximately $5,200,000, which will be recorded in the second quarter of 2026.

Gains on sales of real estate investments are excluded from FFO.

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the first quarter of 2026, EastGroup began construction of four new development projects containing 586,000 square feet located in four markets, with projected total costs of $84,100,000.

The development projects started during the three months ended March 31, 2026 are detailed in the table below:

Development Projects Started in the First Quarter of 2026	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)
Country Club 5 Expansion (1)	Tucson, AZ	100,000	04/2027	$10,600
Crossroads 3	Tampa, FL	156,000	10/2027	26,900
Grand West Crossing 3 & 4	Houston, TX	128,000	02/2028	18,900
Schertz Summit Park 1 & 2	San Antonio, TX	202,000	04/2028	27,700
Total Development Projects Started		586,000		$84,100

(1) 100% pre-leased expansion of an existing building that currently contains 305,000 square feet.

Subsequent to March 31, 2026, the Company began construction of Skyway 3 in Charlotte, which is anticipated to contain 156,000 square feet, with projected total costs of $20,400,000.

At March 31, 2026, EastGroup’s development and value-add program consisted of 19 projects (3,497,000 square feet) in 13 markets. The projects, which were collectively 30% leased as of April 21, 2026, have a projected total cost of $508,100,000, of which $186,807,000 remained to be invested as of March 31, 2026.

During the first quarter of 2026, EastGroup transferred two projects to the operating portfolio. The Company transfers projects to the portfolio at the earlier of 90% occupancy or one year after completion.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | www.eastgroup.net

The development projects transferred to the operating portfolio during the three months ended March 31, 2026 are detailed in the table below:

Development and Value-Add Properties Transferred to the Operating Portfolio in the First Quarter of 2026	Location	Size	Conversion Date	Cumulative Cost as of 3/31/26	Percent Leased as of 4/21/26
		(Square feet)		(In thousands)

Denton 35 Exchange 1 & 2	Dallas, TX	244,000	02/2026	$32,998	47%
Skyway 1 & 2	Charlotte, NC	318,000	03/2026	36,304	54%
Total Projects Transferred		562,000		$69,302	51%

Projected Stabilized Yield (1)	7.3%

(1) Weighted average yield based on projected stabilized annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs.

Subsequent to March 31, 2026, the Company transferred three development projects (407,000 square feet) in Houston and Austin, which were collectively 91% leased as of April 21, 2026, to the operating portfolio.

DIVIDENDS

EastGroup declared a cash dividend of $1.55 per share of common stock in the first quarter of 2026, which was paid on April 15, 2026. This was the Company’s 185th consecutive quarterly cash distribution to shareholders. The Company has increased or maintained its dividend for 33 consecutive years and has increased it 30 years over that period, including increases in each of the last 14 years. The annualized dividend rate of $6.20 per share represents a dividend yield of 3.1% based on the closing stock price of $201.79 on April 21, 2026.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 14.0% at March 31, 2026.  The Company’s interest and fixed charge coverage ratio was 14.8x for the three months ended March 31, 2026. The Company’s ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 3.0x for the three months ended March 31, 2026. EBITDAre and the Company’s interest and fixed charge coverage ratio are non-GAAP financial measures defined under Definitions later in this release. Refer to the schedule “Reconciliations of GAAP to Non-GAAP Measures” attached for the calculation of the Company’s interest and fixed charge coverage ratio, the debt to EBITDAre ratio, and the reconciliation of Net Income to EBITDAre.

As previously announced, in February 2026, Moody's Ratings upgraded EastGroup's issuer rating to Baa1, outlook stable from Baa2, outlook positive. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

During the first quarter of 2026, EastGroup sold 365,620 shares of common stock directly through its sales agents under its continuous common equity offering program at a weighted average price of $191.46 per share, providing aggregate net proceeds to the Company of approximately $69,300,000.

Also during the three months ended March 31, 2026, the Company entered into forward equity sale agreements with respect to 252,136 shares of common stock with an initial weighted average forward price of $196.16 per share and approximate gross sales proceeds of $49,459,000 based on the initial forward price. The Company did not receive any proceeds from the sale of common shares by the forward purchasers at the time it entered into forward equity sale agreements. As of April 21, 2026, EastGroup had 252,136 shares of common stock available for settlement prior to the expiration of the applicable settlement periods in March 2027, for approximate net proceeds of $48,914,000, based on a weighted average forward price of $194.00 per share.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | www.eastgroup.net

COMPANY UPDATE

The Company is pleased to announce the hiring of Jim Traynor as Executive Vice President, Central Region, effective April 27, 2026. Mr. Traynor brings more than 15 years of experience in real estate. Prior to joining the Company, he most recently served as Managing Director and Partner at Foundry Commercial, where he was responsible for all development and investments throughout Dallas-Fort Worth. In his role as head of EastGroup’s Central Region, Mr. Traynor will be responsible for the Company’s operations in our Texas, Louisiana and Tennessee markets. He is a graduate of the University of Central Florida and also graduated from the Hough Graduate School of Business at the University of Florida with a master’s degree in real estate.

OUTLOOK FOR 2026

We estimate EPS for 2026 to be in the range of $5.66 to $5.86 and FFO per share attributable to common stockholders for 2026 to be in the range of $9.46 to $9.66. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders in order to meet the disclosure requirements of the U.S. Securities and Exchange Commission.

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. We assume no obligation to update publicly any forward-looking statements, including our Outlook for 2026, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

The following table presents the guidance range for 2026:

	Low Range		High Range
	Q2 2026	Y/E 2026	Q2 2026	Y/E 2026
	(In thousands, except per share data)

Net income attributable to common stockholders	$66,801	303,997	71,101	314,741
Depreciation and amortization	56,641	228,812	56,641	228,812
Gain on sales of real estate investments and non-operating real estate	—	(24,885)	—	(24,885)
Funds from operations attributable to common stockholders*	$123,442	507,924	127,742	518,668

Weighted average shares outstanding — Diluted	53,743	53,717	53,743	53,717
Per share data (diluted):
Net income attributable to common stockholders	$1.24	5.66	1.32	5.86
Funds from operations attributable to common stockholders	2.30	9.46	2.38	9.66
*This is a non-GAAP financial measure. Please refer to Definitions.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | www.eastgroup.net

The following assumptions were used for the mid-point:

Metrics	Revised Guidance for Year 2026	Initial Guidance for Year 2026	Actual for Year 2025
FFO per share	$9.46 - $9.66	$9.40 - $9.60	$8.98
FFO per share increase over prior year	6.5%	5.8%	7.5%
FFO per share, excluding gain on involuntary conversion and business interruption claims	$9.42 - $9.62	$9.40 - $9.60	$8.95
FFO per share increase over prior year, excluding gain on involuntary conversion and business interruption claims	6.4%	6.1%	7.7%
Same PNOI growth: cash basis (1)	5.7% - 6.7% (2)	5.6% - 6.6% (2)	6.7%
Average month-end occupancy — Operating portfolio	95.0% - 96.0%(3)	95.0% - 96.0%	95.9%
Average month-end occupancy — Same property pool	95.9% - 96.9% (2)	95.8% - 96.8% (2)	96.5%
Development starts:
Square feet	1.8 million	1.7 million	1.4 million
Projected total investment	$265 million	$250 million	$179 million
Operating property acquisitions	$160 million	$160 million	$143 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$75 million	$70 million	$4 million
Gross capital proceeds (4)	$300 million	$300 million	$517 million
General and administrative expense	$26.3 million	$27.0 million	$24.0 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases, and income from lease terminations.
(2) Includes properties which have been in the operating portfolio since 1/1/25 and are projected to be in the operating portfolio through 12/31/26; includes 58,269,000 square feet.
(3) Represents estimated average month-end occupancy from January-December 2026. Average month-end occupancy for April-June 2026 is estimated to be between 94.6%-95.6%.
(4) Gross capital proceeds includes proceeds raised from external sources, such as new long-term debt or equity issuances; excludes borrowings on the unsecured bank credit facilities.

DEFINITIONS

Net income is used by the Company’s management as the primary measure of operating results in making decisions. Investor and industry analysts primarily utilize two supplemental operating performance measures in analyzing operating results, which include: (1) funds from operations attributable to common stockholders (“FFO”), including FFO as adjusted as described below, and (2) property net operating income (“PNOI”), as defined below.

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO, Excluding Gain on Involuntary Conversion and Business Interruption Claims, is calculated as FFO (as defined above), adjusted to exclude gains on involuntary conversion and business interruption claims. The Company believes that this exclusion presents a more meaningful comparison of operating performance across periods.

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from its less-than-wholly-owned real estate investments. EastGroup sometimes refers to PNOI from Same Properties as
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | www.eastgroup.net

“Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI, Excluding Income from Lease Terminations, as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI, Excluding Income from Lease Terminations, on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land including building and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded. A key component of the change in PNOI is the rental rate change on new and renewal leases. The Company calculates rental rate changes on new and renewal leases on a cash basis and straight-line basis. The cash basis rental changes are calculated as the difference, weighted by square feet, of the annualized base rent due the first month of the new lease’s term and the annualized base rent of the rent due the last month of the former lease’s term, for leases signed during the reporting period. If free rent, discounts, or premiums are in the lease terms, then the first full rent value is used. The straight-line basis rental changes are calculated as the difference, weighted by square feet, of the average rent over the life of the new lease and the average rent over the life of the former lease, for leases signed during the reporting period. Rent amounts exclude amortization of market rent intangibles for acquired leases, hold over rent, and base stop amounts. These calculations exclude leases with terms of less than 12 months and leases for first generation space on properties acquired or developed by EastGroup.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) is also used by the Company’s management as a key performance measure. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used by the Company’s management to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

Debt-to-EBITDAre ratio is a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, and is used by the Company’s management in analyzing the financial condition and operating performance of the Company relative to its leverage.

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. The Company believes this ratio is useful to investors because it provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter, review the Company’s current operations, and present its earnings outlook for 2026 on Thursday, April 23, 2026, at 10:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-800-836-8184 (conference ID EastGroup) or
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | www.eastgroup.net

by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, April 23, 2026.  The telephone replay will be available through April 30, 2026, and can be accessed by dialing 1-888-660-6345 (access code 76507#). The webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), a member of the S&P Mid-Cap 400 and Russell 2000 Indexes, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in high-growth markets throughout the United States with an emphasis in the states of Texas, Florida, California, Arizona and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  The Company’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 65.5 million square feet.  EastGroup Properties, Inc. press releases are available at www.eastgroup.net.

The Company announces information about the Company and its business to investors and the public using the Company's website (eastgroup.net), including the investor relations website (investor.eastgroup.net), filings with the Securities and Exchange Commission, press releases, public conference calls, and webcasts. The Company also uses social media to communicate with its investors and the public. While not all the information that the Company posts to the Company's website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information that it posts on the social media channels, including Facebook (facebook.com/eastgroupproperties), LinkedIn (linkedin.com/company/eastgroup-properties-inc), and X (X.com/eastgroupprop). The list of social media channels that the company uses may be updated on its investor relations website from time to time. The information contained on, or that may be accessed through, our website or any of our social media channels is not incorporated by reference into, and is not a part of, this document.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “goals,” “plans” or variations of such words and similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. For instance, the amount, timing and frequency of future dividends is subject to authorization by the Company’s Board of Directors and will be based upon a variety of factors. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions and conflicts;
•the competitive environment in which the Company operates;
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | www.eastgroup.net

•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the ongoing uncertainty around interest rates, tariffs and general economic conditions;
•disruption in supply and delivery chains;
•increased construction and development costs, including as a result of tariffs or the recent inflationary environment;
•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with our projections or to materialize at all;
•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws, real estate investment trust (“REIT”) or corporate income tax laws, potential changes in zoning laws, or increases in real property tax rates, and any related increased cost of compliance;
•our ability to maintain our qualification as a REIT;
•natural disasters such as fires, floods, tornadoes, hurricanes, earthquakes or other extreme weather events, which may or may not be directly caused by longer-term shifts in climate patterns, could destroy buildings and damage regional economies;
•the availability of financing and capital, increases in or long-term elevated interest rates, and our ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•our ability to retain our credit agency ratings;
•our ability to comply with applicable financial covenants;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•how and when pending forward equity sales may settle;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to attract and retain key personnel or lack of adequate succession planning;
•risks related to the failure, inadequacy or interruption of our data security systems and processes, including security breaches through cyber attacks;
•pandemics, epidemics or other public health emergencies, such as the coronavirus pandemic;
•potentially catastrophic events, such as escalation or expansion of the war in the Middle East, other acts of war, civil unrest or terrorism; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K, as such factors may be updated from time to time in the Company’s periodic filings and current reports filed with the SEC.
The Company assumes no obligation to update publicly any forward-looking statements, including its Outlook for 2026, whether as a result of new information, future events or otherwise.

CONTACT

Investor@eastgroup.net
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | www.eastgroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2026	2025
REVENUES
Income from real estate operations	$190,234	172,644
Other revenue	22	1,805
	190,256	174,449
EXPENSES
Expenses from real estate operations	50,523	46,760
Depreciation and amortization	55,497	52,520
General and administrative	7,616	7,954
Indirect leasing costs	225	263
	113,861	107,497
OTHER INCOME (EXPENSE)
Interest expense	(9,079)	(8,025)
Gain on sales of real estate investments	24,885	—
Other income	2,423	510
NET INCOME	94,624	59,437
Net income attributable to noncontrolling interest in joint ventures	—	(14)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	94,624	59,423
Other comprehensive income (loss) — Interest rate swaps	1,979	(6,927)
TOTAL COMPREHENSIVE INCOME	$96,603	52,496

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.77	1.14
Weighted average shares outstanding — Basic	53,451	51,965
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.77	1.14
Weighted average shares outstanding — Diluted	53,546	52,028

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2026	2025

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$94,624	59,423
Depreciation and amortization	55,497	52,520
Company’s share of depreciation from unconsolidated investment	31	31
Depreciation and amortization attributable to noncontrolling interest	(1)	(1)
Gain on sales of real estate investments	(24,885)	—
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS*	125,266	111,973
Gain on involuntary conversion and business interruption claims	(1,950)	(1,763)
FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS, EXCLUDING GAIN ON INVOLUNTARY CONVERSION AND BUSINESS INTERRUPTION CLAIMS*	$123,316	110,210

NET INCOME	$94,624	59,437
Interest expense (1)	9,079	8,025
Depreciation and amortization	55,497	52,520
Company’s share of depreciation from unconsolidated investment	31	31
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	159,231	120,013
Gain on sales of real estate investments	(24,885)	—
EBITDA FOR REAL ESTATE (“EBITDAre”)*	$134,346	120,013

Debt	$1,608,956	1,453,938
Debt-to-EBITDAre ratio*	3.0	3.0

EBITDAre*	$134,346	120,013
Interest expense (1)	9,079	8,025
Interest and fixed charge coverage ratio*	14.8	15.0

DILUTED PER COMMON SHARE DATA FOR EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.77	1.14
FFO attributable to common stockholders*	$2.34	2.15
FFO attributable to common stockholders, excluding gain on involuntary conversion and business interruption claims*	$2.30	2.12
Weighted average shares outstanding for EPS and FFO purposes — Diluted	53,546	52,028

(1) Net of capitalized interest of $5,923 and $5,160 for the three months ended March 31, 2026 and 2025, respectively.
*This is a non-GAAP financial measure. Please refer to Definitions.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2026	2025

NET INCOME	$94,624	59,437
Gain on sales of real estate investments	(24,885)	—
Gain on involuntary conversion and business interruption claims	(1,950)	(1,763)
Interest income	(195)	(232)
Other	(22)	(42)
Indirect leasing costs	225	263
Depreciation and amortization	55,497	52,520
Company’s share of depreciation from unconsolidated investment	31	31
Interest expense (1)	9,079	8,025
General and administrative expense (2)	7,616	7,954
Noncontrolling interest in PNOI of consolidated joint ventures	—	(15)
PROPERTY NET OPERATING INCOME (“PNOI”)*	140,020	126,178
PNOI from 2025 and 2026 acquisitions	(2,658)	—
PNOI from 2025 and 2026 development and value-add properties	(4,487)	(1,784)
PNOI from 2025 and 2026 operating property dispositions	(269)	(634)
Other PNOI	195	258
SAME PNOI (Straight-Line Basis)*	132,801	124,018
Lease termination fee income from same properties	(43)	(539)
SAME PNOI, EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)*	132,758	123,479
Straight-line rent adjustments for same properties	(1,541)	(2,998)
Acquired leases — Market rent adjustment amortization for same properties	(1,369)	(1,567)
SAME PNOI, EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)*	$129,848	118,914

(1) Net of capitalized interest of $5,923 and $5,160 for the three months ended March 31, 2026 and 2025, respectively.
(2) Net of capitalized development costs of $2,339 and $1,954 for the three months ended March 31, 2026 and 2025, respectively.
*This is a non-GAAP financial measure. Please refer to Definitions.